Exhibit 99.1

Contact:  Jane W. McCahon, Vice President, Corporate Relations

(312) 592-5379 jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations

(312) 592-5341 julie.mathews@teldta.com

ISS AND GLASS LEWIS RECOMMEND TDS SHAREHOLDERS VOTE FOR REVISED PLAN
TO RECLASSIFY SPECIAL COMMON SHARES AND COMMON SHARES

CHICAGO — Dec. 27, 2011 — Telephone and Data Systems, Inc. [NYSE: TDS, TDS.S] announced today that Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), the nation’s leading proxy advisory firms, recommend that holders of each of the TDS Common Shares and Special Common Shares vote “FOR” the proposed amendments to the TDS certificate of incorporation.

The revised amendments include a share consolidation amendment to reclassify each Special Common Share as one Common Share, each Common Share as 1.087 Common Shares, and each Series A Common Share as 1.087 Series A Common Shares.

The revised plan made no substantive changes to the vote amendment, which sets the Series A Common Shares voting rights at current levels.

“We are very pleased that ISS and Glass Lewis have recommended in favor of the amendments to the TDS certification of incorporation, which we believe will provide significant advantages to the Company and its shareholders,” said Kenneth R. Meyers, Executive Vice President and Chief Financial Officer.  “We strongly believe the proposed amendments will result in a simplified capital structure, provide our shareholders with improved liquidity and visibility, and afford the Company greater financial flexibility.”

The TDS Board of Directors unanimously approved the amendments and unanimously recommends that shareholders vote “FOR” the proposals at its Special Meeting of Shareholders, to be held on Jan. 13, 2012.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline).

Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of Sept. 30, 2011.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any TDS shareholder.  This is being done only pursuant to a definitive proxy statement, as supplemented.  Additional information relating to the foregoing is included in TDS’ proxy materials filed with the Securities and Exchange Commission (“SEC”) and distributed to shareholders.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such materials without charge at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filings page. In addition, shareholders may obtain free copies of the proxy materials by contacting TDS’ information agent, MacKenzie Partners at (800) 322-2885.  TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders on behalf of the TDS Board of Directors in connection with the foregoing.  Information concerning such participants and their respective direct or indirect interests in TDS by security holdings or otherwise is included in TDS’ proxy materials.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

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